Exhibit 16.1

October 27, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read Item 4.01 included in the Form 8-K/A of Superconductor Technologies Inc. dated October 27, 2010 to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of Superconductor Technologies Inc. contained therein.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

October 27, 2010